UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2026
iRhythm Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	41-3421287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, on May 27, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of iRhythm Holdings, Inc. (the “Company”), the Company’s stockholders approved the iRhythm Holdings, Inc. 2026 Equity Incentive Plan (the “2026 Plan”). The 2026 Plan replaces the 2016 Equity Incentive Plan. The 2026 Plan had been previously approved, subject to stockholder approval, by the Board of Directors of the Company.
A summary of the 2026 Plan is set forth in Proposal 2 to the Company's definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 17, 2026 (the “Proxy Statement”). That summary and the foregoing description of the 2026 Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the 2026 Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 27, 2026, the Company held the Annual Meeting. Present at the Annual Meeting in person or by proxy were holders of 29,468,941 shares of the Company’s common stock, representing approximately 89.69% of the shares of the Company’s common stock entitled to vote as of April 1, 2026, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Proxy Statement.

Proposal 1 – Election of Directors. The following nominees were elected as directors to serve until the 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
C. Noel Bairey Merz, M.D.	26,998,083	357,357	2,113,501
Quentin Blackford	27,304,578	50,862	2,113,501
Bruce Bodaken	20,263,076	7,092,364	2,113,501
Karen Ling	27,252,614	102,826	2,113,501
Karen McGinnis	27,335,544	19,896	2,113,501
Kevin O'Boyle	27,316,432	39,008	2,113,501
Jason Patten	27,338,110	17,330	2,113,501
Abhijit Talwalkar	26,157,295	1,198,145	2,113,501
Brian Yoor	27,324,435	31,005	2,113,501

Proposal 2 – Approval of the 2026 Plan. The 2026 Plan, as described in the Proxy Statement, was approved.

The following sets forth the results of the voting with respect to this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,812,921	537,112	5,407	2,113,501

Proposal 3 – Approval of the Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc.. The Amended and Restated Certificate of Incorporation of iRhythm Technologies, Inc. to remove the pass‑through voting provision was approved. The following sets forth the results of the voting with respect to this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,297,969	21,366	36,105	2,113,501

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026 was ratified. The following sets forth the results of the voting with respect to this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,446,860	16,853	5,228	—

Proposal 5 - Advisory Vote on the Compensation of the Company's Named Executive Officers. The stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers. The following sets forth the results of the voting with respect to this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,185,232	421,655	748,553	2,113,501

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Exhibit Description	Incorporated by Reference
Number		Form	File No.	Exhibit	Filing Date	Filed Herewith
10.1	2026 Equity Incentive Plan and the forms of award agreements thereunder	S-8	333-296276	99.1	May 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)					X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM HOLDINGS, INC.

Date: May 28, 2026	By:	/s/ Daniel Wilson
Daniel Wilson
Chief Financial Officer